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                                 CONSULTING AGREEMENT

    THIS AGREEMENT, made and entered into effective the 1st day of December, 1992, by and between Paper Warehouse, Inc., a Minnesota corporation (hereinafter referred to as "Corporation") and Stanford Weiner, Lawrence Weiner and Gary Stone (hereinafter referred to collectively as "Consultant").

    WHEREAS, Corporation desires to enter into this Agreement for the non-exclusive retention of Consultant's services ("Services") upon the terms and conditions set forth herein; and

    WHEREAS, Consultant desires to enter into this Agreement for the non-exclusive retention of Consultant's Services upon the terms and conditions set forth herein.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Corporation shall retain Consultant and Consultant shall perform non-exclusive services, at the Corporation's request, as an independent contractor, and not as an employee, for the Corporation for a period of one-year beginning on the date hereof and ending November 30, 1993. Upon the mutual agreement of the Corporation and the Consultant, this Agreement may be extended for four additional one-year periods; provided, the parties agree to extend this Agreement thirty (30) days prior to the expiration of each one-year period.

    2. Consultant agrees to consult with and advise Corporation regarding Corporation's recommendation of merchandise and advertising for each of its primary seasons of Graduation/Wedding, Halloween and Christmas/New Years. Consultant also agrees that, upon Corporation's request, Consultant or the corporation controlled by Consultant, LSG Corporation, will act as Corporation's import agent for direct import opportunities which may arise through Consultant's trips to the Orient.

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    3.   In consideration for the services to be performed by Consultant,
Corporation agrees to pay Consultant a fee of $40,000 per year during the period this Agreement is in effect. Payment of the fee shall be in three (3) equal installments with the first payment due on May 1, 1993 and subsequent payments shall be made on October 1 and November 15, 1993. In the event this Agreement is extended for any additional one-year period(s) as provided in Paragraph 1 above, the total fee paid Consultant shall remain the same and the payment of the three (3) equal installments shall occur on May 1, October 1 and November 15 of the calendar year following the anniversary date of this Agreement. Within fifteen days of the due date for any payment due under this Agreement, Stanford Weiner, Lawrence Weiner and Gary Stone shall notify Corporation of the amount of the fee earned by each individual. Corporation's payment of the fee, as designated by the oral or written advice of any one these three individuals shall be conclusive and Corporation will have no further obligation to Consultant with respect to such payment.

    4. Consultant agrees to pay for all business expenses and for all costs of travel incurred in the course of rendering Services to Corporation.

    5. Consultant has no obligation to work during any particular hours or days except that Consultant would normally be expected to be available to provide services during normal business hours. Corporation shall have no right to the Consultant's exclusive services and Consultant shall have the right to contract with others for the performance of professional services.

    6. All personnel, if any, supplied or used by Consultant shall be deemed employees or subcontractors of Consultant and will not be considered employees, agents or subcontractors of Corporation for any purpose whatsoever. Consultant assumes full responsibility for the actions of all such personnel while performing services under this Agreement and for the payment of their

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compensation (including, if applicable, withholding of income taxes, and the payment of withholding of social security and other payroll taxes, workers' compensation, disability benefits and the like to the extent applicable to the personnel involved).

    7. Consultant agrees to indemnify and hold harmless Corporation for any liabilities, claims, or demands (including the cost, expenses, and attorney's fees on account thereof) that may be made: (i) by anyone for injuries to persons or damage to property, (ii) by persons, if any, furnished by Consultant or by any independent contractor used by Consultant for injuries or damages claimed under workers' compensation or similar acts, or (iii) due to a claim by any one of Stanford Weiner, Lawrence Weiner or Gary Stone for payment of the fee pursuant to a designation of payment provided in Paragraph 3 above. Corporation agrees to notify the Consultant of any written claims or demands made against the Corporation for which the Consultant is liable hereunder.

    8. All written material or other property, tangible or intangible, arising out of or resulting from the performance of this Agreement, whether developed by the Consultant or otherwise, and all proprietary rights, including copyright, therein, shall belong to the Corporation. The Consultant shall keep all data and information obtained during the course of this Agreement concerning the Corporation confidential and shall not disclose or otherwise use any of such material without the prior written consent of the Corporation. The Consultant shall not be restricted in any use of any material which is publicly available.

    9. This Agreement may not be assigned or transferred by Consultant to any party or parties or to any entity or entities. Should any such assignment or transfer take place, this Agreement shall become null and void. Corporation may assign its rights and delegate its responsibilities under this Agreement to any affiliated company or to any corporation which acquires all or substantially
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all of the operating assets of corporation which acquires all or substantially all of the operating assets of Corporation by merger, consolidation, dissolution, liquidation, combination, sale or transfer of assets or otherwise.

    10. This Agreement may be modified or amended at any time by the written consent of both parties hereto.

    11. The construction, interpretation and performance of this Agreement, and all transactions performed under it, shall be governed by the laws of the State of Minnesota.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               PAPER WAREHOUSE, INC.

                                               By
                                                  -----------------------------
                                                 Its
                                                    ---------------------------
                                                       "Corporation"


                                               --------------------------------
                                                       Stanford Weiner
                                                       "Consultant"


                                               --------------------------------
                                                       Lawrence Weiner
                                                       "Consultant"


                                               --------------------------------
                                                       Gary Stone
                                                       "Consultant"


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